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                                                                     EXHIBIT 5.2


                        [LETTERHEAD OF ALSTON & BIRD LLP]

                               September 23, 2003

Friedman's Inc.
171 Crossroads Parkway
Savannah, Georgia  31422

         Re: Form S-3 Registration Statement dated December 28, 2001 Prospectus dated January 14, 2002
                  Prospectus Supplement dated September 19, 2003

Ladies and Gentlemen:

      We have acted as counsel for Friedman's Inc., a Delaware corporation (the "Company"), in connection with the above referenced Registration Statement on Form S-3 (the "Registration Statement"), filed on December 28, 2001, by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus filed by the Company dated January 14, 2002 (the "Base Prospectus"), and the prospectus supplement filed by the Company with the Commission on September 19, 2003 (the "Prospectus Supplement"), covering 3,100,000 shares of the Company's class A common stock, $0.01 par value ("Class A Common Stock"), to be issued in a Rule 415 offering pursuant to an underwriting agreement dated September 19, 2003 (the "Underwriting Agreement") plus an additional 465,000 shares of Class A Common Stock to cover over-allotments, if any. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

      We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, as amended, and records of proceedings of the Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter, the Underwriting Agreement and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

      As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

      Based upon the foregoing, it is our opinion that the up to 3,565,000 shares of Class A Common Stock covered by the Registration Statement and to be sold pursuant to the Underwriting Agreement, when issued in accordance with the terms and conditions of the Underwriting Agreement will be validly issued, fully paid and nonassessable.
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                                                                     EXHIBIT 5.2


      The opinion set forth herein is limited to the General Corporation Law of the State of Delaware, applicable provisions of the Constitution of the State of Delaware, and reported judicial decisions interpreting the foregoing, and we do not express any opinion herein concerning any other laws.

      This opinion letter is provided to the Company for its use solely in connection with the transactions contemplated by the Registration Statement and Underwriting Agreement, and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent, except that the Company may file a copy of this opinion letter with the Commission as an exhibit to the Registration Statement. The only opinion rendered by us consists of those matters set forth in the fourth paragraph hereof, and no opinion may be implied or inferred beyond the opinion expressly stated.

      We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Base Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                           Sincerely,

                                           ALSTON & BIRD LLP

                                           By: /s/ Mark F. McElreath
                                               ---------------------------------
                                                 Mark F. McElreath, A Partner